CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Mednet, MPC Corporation
Las Vegas, Nevada


     As independent public accountants, we hereby consent to the use of our report dated October 6, 1995 (and to all references to our Firm) included in or made a part of this (the attached) Amendment 2 to Form S-1 Registration Statement.

                                    /s/ Arthur Andersen, LLP



Chicago, Illinois
June 24, 1996